Exhibit 99.1
MUTUAL TERMINATION AGREEMENT
     This MUTUAL TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of August 9, 2006, by and among ADC Telecommunications, Inc., a Minnesota corporation (“ADC”), Hazeltine Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of ADC (“Merger Sub”), and Andrew Corporation, a Delaware corporation (“Andrew”).
     WHEREAS, ADC, Andrew and Merger Sub are parties to an Agreement and Plan of Merger, dated as of May 30, 2006 (the “Merger Agreement”) (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement); and
     WHEREAS, ADC, Andrew and Merger Sub wish to terminate the Merger Agreement in accordance with the terms set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. ADC, Andrew and Merger Sub hereby agree that, upon receipt by ADC of the amount described in Section 2(a) hereof, the Merger Agreement is hereby terminated as of the date hereof and the entire Merger Agreement, including without limitation, Section 8.2 and Section 8.3 thereof, is void and of no further force or effect without, except as provided herein, any liability on the part of ADC, Merger Sub, Andrew, or any of their respective past or present directors, officers, employees, agents, accountants, counsel, financial advisors, subsidiaries, successors and other representatives and Affiliates (“Related Parties”). The foregoing notwithstanding, Section 6.5 of the Merger Agreement shall remain in full force and effect in accordance with its terms, except that the phrase “and in Section 8.3” contained in such Section 6.5 is hereby deleted.
     2. (a) In connection with the execution of this Agreement, Andrew will pay to ADC on the date hereof an amount of cash equal to $10 million (ten million dollars) by wire transfer of immediately available funds to ADC pursuant to the written instructions provided to Andrew by ADC. It is a condition precedent to the effectiveness of this Agreement that ADC shall have received the amount described in the preceding sentence. (b) In the event that, within 12 months after the date hereof, an Acquisition of Andrew is consummated, then Andrew shall pay ADC an amount equal to $65 million (sixty-five million dollars); such fee payment to be made by wire transfer of immediately available funds concurrently upon such consummation.
     3. In consideration of the mutual covenants set forth in this Agreement, the parties, on behalf of themselves and their Related Parties, do hereby release and forever discharge each other and such other party’s Related Parties from any and all claims, demands, rights, actions, causes of action, debts, damages, loss of services, costs, attorneys’ fees, obligations, judgments, expenses, compensation or liabilities of any nature whatsoever, in law or in equity, whether known or unknown, contingent or absolute, that they now have, may have ever had in the past or may have in the future against each other or their Related Parties by reason of any conduct, harm, matter, cause or thing that has occurred from the beginning of time up to and including the date of this Agreement, that in any way arises from or out of, is based upon, or relates to the Merger Agreement, including: (i) the negotiation, execution, performance, or termination of the Merger Agreement; (ii) any inaccuracy of any representation or warranty contained in the Merger Agreement (including the ADC Disclosure Letter or the Andrew Disclosure Letter); (iii) any non-performance under or any breach of the Merger Agreement; (iv) ADC’s Registration Statement No. 333-135424 on Form S-4 under the Securities Act of 1933, as amended, or the joint proxy statement/prospectus contained therein, any U.S. Securities and Exchange Commission “Rule 425” or “Form 8-K” filings made in connection with the Merger Agreement or the transactions contemplated thereby or any other public filings or statements made in connection with the Merger Agreement or the transactions contemplated thereby; and (v) all regulatory or judicial applications, proceedings, filings, suits, actions or appeals relating to the transactions contemplated by the Merger Agreement. Nothing in this paragraph, however, shall be deemed to release any party from the agreements, representations, warranties, rights, obligations, releases and undertakings contained in this Agreement.
     4. Each of Andrew and ADC acknowledge and agree that the CA will remain in full force and effect in accordance with its terms notwithstanding the execution and delivery of this Agreement.
     5. Each of Andrew, ADC and Merger Sub hereby represents and warrants to the other parties that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with its provisions, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.
     6. This Agreement shall be construed and enforced in accordance with, and be governed by, the laws of the State of Delaware without regard to its conflict of law provisions, and it may not be modified, amended or terminated, nor may the provisions hereof be waived, other than in a written instrument executed by all parties hereto.
     7. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     8. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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(a)	if to Andrew to:

Andrew Corporation
3 Westbrook Corporate Center
Westchester, IL 60154
Fax No: (708) 492-3823
Attention: Senior Vice President, General Counsel and Secretary

with a copy to:

Mayer, Brown, Rowe & Maw LLP
71 S. Wacker Drive
Chicago, IL 60606
Fax No: (312) 706-8164
Attention: James T. Lidbury

(b)	if to ADC or Merger Sub, to:

ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, MN 55344
Fax No: (952) 917-0893
Attention: Office of General Counsel

with a copy to:

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402-1498
Fax No: (612) 340-7800
Attention: Robert A. Rosenbaum
     9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, ADC, Merger Sub and Andrew have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

ADC TELECOMMUNICATIONS, INC.

By:	/s/ Robert E. Switz
Name:	Robert E. Switz
Title:	President and Chief Executive Officer

HAZELTINE MERGER SUB, INC.

By:	/s/ Robert E. Switz
Name:	Robert E. Switz
Title:	President and Chief Executive Officer

ANDREW CORPORATION

By:	/s/ Ralph E. Faison
Name:	Ralph E. Faison
Title:	President and Chief Executive Officer